Exhibit 99.2

Rithm Property Trust Announces Public Offering of Common Stock

July 13, 2026

NEW YORK--(BUSINESS WIRE)-- Rithm Property Trust Inc. (NYSE: RPT, “RPT” or the “Company”) announced today the commencement of a public offering of the Company’s common stock (the “Offering”). In connection with the Offering, the Company expects to grant the underwriters an option for a period of 30 days to purchase an additional 15% of the number of shares of common stock sold in the Offering solely to cover over-allotments.

Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Investment Bank, Wells Fargo Securities, LLC, BTIG, LLC, Keefe, Bruyette & Woods, A Stifel Company and Piper Sandler & Co. are acting as book-running managers for the Offering.

An affiliate of Rithm Capital Corp., a Delaware corporation (together with its subsidiaries, “Rithm Capital”) and an affiliate of the Manager of the Company, has indicated an interest in purchasing shares of the Company’s common stock and, under certain circumstances, shares of a new class of non-voting convertible preferred stock, in a concurrent private placement transaction (the “Concurrent Private Placement”) at a per-share price equal to the public offering price in the Offering. The closing of any Concurrent Private Placement is expected to be conditioned on and to occur promptly following the closing of the Offering.

The Company intends to use the net proceeds from the Offering and Concurrent Private Placement, together with available cash on hand and borrowings under the Company’s master repurchase facility, to acquire a portfolio of multifamily residential transition loans from affiliates of Rithm Capital, and for other investments and general corporate purposes.

The Offering is being made pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The Offering is being made only by means of a prospectus and a related prospectus supplement. Prospective investors should read the prospectus supplement and the prospectus in that registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone:1-866-471-2526, facsimile: 1-212-902-9316, or by emailing prospectus-ny@ny.email.gs.com; RBC Capital Markets, LLC, Attention: DCM Transaction Management, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, email: rbcnyfixedincomeprospectus@rbccm.com; UBS Securities LLC, 11 Madison Avenue, New York, New York 10010, Attention: Prospectus Department, telephone number: 1-833-481-0269; Wells Fargo Securities, LLC, 608 2nd Avenue South, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, email: wfscustomerservice@wellsfargo.com or by calling toll-free at 1-800-645-3751; BTIG, LLC, Attention: 65 East 55th Street, New York, New York 10022, or by telephone at (212) 593-7555, or by email at ProspectusDelivery@btig.com; Keefe, Bruyette & Woods, Inc. at 787 Seventh Avenue, Fourth Floor, New York, New York 10019, by email: USCapitalMarkets@kbw.com or by calling: 1-800-966-1559; or Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, MN 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT RITHM PROPERTY TRUST

Rithm Property Trust is an opportunistic commercial real estate investment platform externally managed by an affiliate of Rithm Capital Corp. (NYSE: RITM). Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

FORWARD-LOOKING STATEMENTS

This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, without limitation, statements regarding the proposed Offering of the common stock and Concurrent Private Placement, the expected use of the net proceeds from the Offering and Concurrent Private Placement, and the Company’s expectations concerning market conditions for the Offering and Concurrent Private Placement. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. No assurance can be given that the Offering discussed above will be consummated, or that the net proceeds of the Offering will be used as indicated. Consummation of the Offering and the application of the net proceeds of the Offering are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to it, including, without limitation, market conditions and those described under the heading “Risk Factors” in the prospectus supplement relating to the Offering and in the Company’s most recent annual and quarterly reports filed with the SEC. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances and expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com

Source: Rithm Property Trust Inc.